Exhibit 10.2

ZUOAN FASHION LIMITED

2010 EQUITY INCENTIVE PLAN

1.               Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.               Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)                                  Act:  The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)                                 Affiliate:  With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company.

(c)                                  Applicable Laws: All laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to applicable laws of the People’s Republic of China, the United States and the Cayman Islands, and the rules and requirements of any applicable national securities exchange.

(d)                                 Award:  An Option, Award of Restricted Stock, Restricted Stock Units, Share Appreciation Rights or Other Stock-Based Awards granted pursuant to the Plan.

(e)                                  Beneficial Owner:  A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)                                    Board:  The board of directors of the Company.

(g)                                 Cause:  With respect to a Participant, the meaning defined in any employment agreement between the Participant and the Company then in effect or, if no such employment agreement is then in effect, “Cause” shall mean (i) the employee’s willful and continued failure substantially to perform his or her duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of the employee’s duties to the Company, (iii) the employee’s indictment for a felony under the laws of the jurisdiction in which the participant is employed (or, if there is no such concept as

“indictment” in the applicable jurisdiction, such analogous procedural event following the employee’s arrest and prior to any conviction) or (iv) any other act or omission on the part of the employee which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates.

(h)                                 Change in Control:  The occurrence of any of the following events:

(i) an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, Mr. James Hong, Ms. Siu Fong Or, Fame Brilliant Group Limited or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii) individuals who constitute the Board of Directors of the Company on the effective date of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board; or

(iii) the consummation of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(iv) in addition to the events described in subsections (i), (ii) and (iii), it shall be a “Change in Control” for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or  (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the “Company” shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed.  A Change in Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit.  For purposes of this subsection (iv), “Designated Business Unit” shall mean specified subsidiaries and any other business unit identified as a Designated Business Unit by the Committee from time to time.

(i)                                     Code:  The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)                                     Committee:  The compensation committee of the Board (or a subcommittee thereof as provided under Section 5), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. For the avoidance of doubt, the Board shall at all times be authorized to act as the Committee under or pursuant to any provisions of the Plan.

(k)                                  Company:  Zuoan Fashion Limited, a company incorporated under the laws of the Cayman Islands.

(l)                                     Consultant:  Any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company or an Affiliate whether or not compensated for such services.

(m)                               Disability:  The term “Disability” shall have the meaning given to such term in any employment agreement between the Company or any of its Affiliates and the applicable Participant, or if no such employment agreement exists or if “Disability” is not defined therein, then Disability shall have the meaning ascribed to such term under Section 409A(a)(2)(C)(i) of the Code for all purposes, except to the extent necessary for qualification of Options as ISOs, then Disability shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.  Without limiting the foregoing and except as otherwise provided in a Participant’s employment agreement, the existence of a Disability shall be determined by the Committee in good faith in accordance with Applicable Law.

(n)                                 Effective Date:  The date the Board approves the Plan, or such other date as is designated by the Board.

(o)                                 Employment:  The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director of the Board or the board of directors (or equivalent governing body) of any Affiliate of the Company.

(p)                                 Fair Market Value:  The term “Fair Market Value” with respect to the American Depositary Shares (the “ADSs”) representing the Shares of the Company, shall mean, as of any date, the value of an ADS determined as follows: (i) the closing per ADS price on such date as quoted on the New York Stock Exchange (the “NYSE”) (or such market in which such prices are regularly quoted), or, if no sale of ADSs shall have been quoted on the NYSE (or such other market) on such date, then the immediately preceding date on which sales of the ADSs have been so reported or quoted shall be used, and (ii) if there should not be a public market for the ADSs on such date, then Fair Market Value shall be determined in good faith by the Board of Directors of the Company (or a committee thereof) in a manner consistent with its past practices.  The “Fair Market Value” of a Share shall at all times be the Fair Market Value of an ADS divided by the number of Shares presented by one ADS.   Notwithstanding anything to the contrary herein, the “Fair Market Value” of the Shares shall at all times be determined in a manner intended to be consistent with Section 409A of the Code (and the regulations and guidance promulgated thereunder), as may be amended from time to time, and the same method shall be used by the Company for determining all applicable income tax consequences resulting from the exercise of an Option.

(q)                                 ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(r)                                    Officer: The term “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Act.

(s)                                  Option:  A stock option granted pursuant to Section 7 of the Plan.

(t)                                    Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(u)                                 Other Stock-Based Award:  An award defined in and granted pursuant to Section 10 of the Plan.

(v)                                 Participant:  An employee, director or consultant who is selected by the Committee to participate in the Plan.

(w)                               Person:  A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)                                   Plan:  This Zuoan Fashion Limited 2010 Equity Incentive Plan.

(y)                                 Restricted Stock:  shall mean any Share granted under Section 8 hereof.

(z)                                   Restricted Stock Unit:  shall mean a contractual right granted under Section 8 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this Plan and the applicable Award Agreement.

(aa)                            Shares:  Ordinary shares of the Company, par value US$0.00025 per share.

(bb)                          Share Limit: the total number of Shares which may be issued under the Plan.

(cc)                            Share Appreciation Right:  A stock appreciation right granted pursuant to Section 9 of the Plan.

(dd)                          Subsidiary:  A corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

(ee)                            Substitute Awards:  shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.

3.               Shares Subject to the Plan

(a)                                  Subject to adjustment as provided in Section 11 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 3%, on a fully diluted basis, of the issued and outstanding Shares of the Company immediately after the completion of the initial public offering and listing of the Shares on the New York Stock Exchange.

(b)                                 If, after the effective date of this Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this Plan.

(c)                                  In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under this Plan shall be increased by the number of Shares so surrendered or withheld.

(d)                                 Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e)                                  Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this Plan.

4.               Eligibility.

(a)                                  Employees, members of the Board and Consultants are eligible to participate in this Plan.  An Employee, member of the Board or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b)                                 An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

5.               Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and an “independent director” as defined in NYSE Rule 303A.02 (or any successor rule thereto).  The Committee may, in its discretion, grant Substitute Awards.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

In addition, the Board, in its sole discretion, may delegate to a one or more Officers the authority to do one or both of the following: (A) to the extent permitted under Applicable Law, designate employees who are not Officers to be recipients of Awards, and (B) determine the number of Shares subject to such Awards granted to such employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself.   Notwithstanding anything to the contrary herein, the Board may not delegate to an Officer the authority to determine the Fair Market Value of Shares subject to an Award.

6.               Limitations

No Award may be granted under the Plan after the day preceding the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.               Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, either non-qualified stock options or ISOs for U.S. federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)                                  Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than, (i) with respect to Options granted to individuals subject to taxation in the United States, 100% of the Fair Market Value of a Share, and (ii) with respect to all other Options, 85% of the Fair Market Value of a Share, in each case, on the date an Option is granted (other than Options granted in substitution of previously granted awards, as described in Section 5 hereof).

(b)                                 Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)                                  Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or, from time to time, any portion of the Shares for which it is then exercisable. For purposes of this Section 7, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant  (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee and subject to the other requirements and conditions set forth above in (ii), partly in Shares, or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)                                 ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates, if not previously exercised, is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Board, the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)                                  Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

8.                                       Terms and Conditions of Restricted Stock and Restricted Stock Units.

(a)                                  The Committee is hereby authorized to grant Awards of Restricted Stock and of Restricted Stock Units to Participants.

(b)                                 Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property in respect of a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)                                  Any share of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under this Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

9.               Terms and Conditions of Share Appreciation Rights

(a)                                  Grants.  The Committee also may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof.  A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 9 (or such additional limitations as may be included in an Award agreement).

(b)                                 Terms.  The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Share Appreciation Right is granted or, in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by Applicable Laws.  Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount, payable as provided below, equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right.  Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount, payable as provided below, equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)                                  Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

10.         Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (each, an “Other Stock-Based Award”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

11.         Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                                  Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any cash dividend or distribution to shareholders of Shares (other than ordinary cash dividends) or any transaction similar to the foregoing, the Committee shall, in its sole discretion in good faith and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Option or Share Appreciation Right and/or (iii) any other affected terms of such Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of event that constitutes an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable adjustment to outstanding Awards to reflect such event.

(b)                                 Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel any Award for fair value (as determined by the Committee in its sole discretion in good faith) which, in the case of Options and Share Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate Option Price of such Options or exercise price of such Share Appreciation Rights, (iii) subject to any limitations or reductions as may be necessary to comply with Sections 424 or 409A of the Code and, in each case, the applicable regulations thereunder, provide for the issuance of substitute Awards that will preserve the rights under, and the otherwise applicable terms of, any affected Awards previously granted hereunder as determined by the Committee in its sole discretion in good faith, or (iv) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto (whether or not vested) and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

12.         No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.         Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of any such estate, and any receiver or trustee in bankruptcy or representative of the creditors of any such Participant.

14.         Nontransferability of Awards

Unless expressly permitted by the Committee in an award Agreement or otherwise in writing,  and, in each case, to the extent permitted by Applicable Law, an Award shall not be transferable or assignable by the applicable Participant other than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.         Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 11 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, in each case only to the extent such approval is required by the principal national securities exchange on which the Shares are listed or admitted to trading, or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any Applicable Laws.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

16.         Multiple Jurisdictions

In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed.  Moreover, the Committee may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitation contained in Section 3 hereof.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

17.         Distribution of Shares

The obligation of the Company to make payments in Shares pursuant to an Award shall be subject to all Applicable Laws and to any such approvals by government agencies as may be required.  Additionally, in the discretion of the Committee, American depositary shares, or ADSs, may be distributed in lieu of Shares in settlement of any Award, provided that the ADSs shall be of equal value to the Shares that would have otherwise been distributed.  If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

18.         Taxes

No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws, in particular, the tax laws, rules, regulations and government orders of the People’s Republic of China or the U.S. federal, state or other local tax laws, as applicable.  The Company and each of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s payroll tax obligations, if any) required to be withheld under any Applicable Laws with respect to any Award issued to the Participant hereunder.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and other income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and other income tax any payroll tax purposes that are applicable to such taxable income.

19.         Section 409A

Notwithstanding other provisions of this Plan or any Award agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 19.

20.         Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the Cayman Islands.

21.         Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and shall terminate on the day prior to the tenth anniversary of the Effective Date, subject to earlier termination by the Board pursuant to Section 15 hereof.